Exhibit 99.2

Bighorn Permian Resources, LLC
Condensed Consolidated Financial Statements as of March 31, 2022 (successor) and December 31, 2021 (successor), for the three months ended March 31, 2022 (successor), for the period from February 2, 2021 to
March 31, 2021 (successor), and for the period from January 1, 2021 to February 1, 2021 (predecessor)

Table of Contents
Page

Financial Statements (Unaudited)
Condensed Consolidated Balance Sheets as of March 31, 2022 (successor) and December 31, 2021 (successor)	2
Condensed Consolidated Statements of Operations for the three months ended March 31, 2022 (successor); for the period from February 2, 2021 to March 31, 2021 (successor); and for the period from January 1, 2021 to February 1, 2021 (predecessor)	3
Condensed Consolidated Statements of Changes in Members’ Capital for the three months ended March 31, 2022 (successor); for the period from February 2, 2021 to March 31, 2021 (successor); and for the period from January 1, 2021 to February 1, 2021 (predecessor)	4
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2022 (successor); for the period from February 2, 2021 to March 31, 2021 (successor); and for the period from January 1, 2021 to February 1, 2021 (predecessor)	5
Notes to Condensed Consolidated Financial Statements	7

BIGHORN PERMIAN RESOURCES, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	Successor
	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$ 14,976	$ 14,996
Accounts receivable − oil, natural gas and NGLs	53,847	54,493
Accounts receivable − joint operations and other, net	4,547	6,249
Receivables from related party	21,533	31,789
Other current assets	7,828	4,065
Total current assets	102,731	111,592
Noncurrent assets
Oil and natural gas properties, successful efforts method	865,626	864,612
Less: accumulated depreciation, depletion and amortization	(67,072)	(52,950)
Oil and natural gas properties, net	798,554	811,662
Other property and equipment, net	703	776
Other assets	83	83
Total assets	$ 902,071	$ 924,113

Liabilities and members' capital
Current liabilities
Accounts payable	21,749	16,450
Commodity derivatives	6,182	13,471
Commodity derivatives – related party	52,503	52,008
Total current liabilities	80,434	81,929
Noncurrent liabilities
Debt	62,802	150,802
Asset retirement obligations	27,777	27,430
Commodity derivatives	35,571	24,496
Commodity derivatives – related party	17,377	7,993
Suspense payable	17,536	17,536
Warrant liability	30,512	30,562
Total liabilities	272,009	340,748
Members' capital	630,062	583,365
Total liabilities and members' capital	$ 902,071	$ 924,113
The accompanying notes are an integral part of these condensed consolidated financial statements.

BIGHORN PERMIAN RESOURCES, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands)

	Successor		Predecessor
	Three Months Ended March 31, 2022	For the period from February 2, 2021 to March 31, 2021	For the period from January 1, 2021 to February 1, 2021
Revenues
Oil, natural gas, and NGL sales	$ 161,901	$ 77,169	$ 25,360
Oil, natural gas, and NGL sales – related party	─	─	3,386
Total revenues	161,901	77,169	28,746
Operating expenses
Lease operating expense	14,913	9,914	5,113
Production and ad valorem taxes	10,582	5,116	(1,982)
Transportation, gathering, and processing	11,320	6,380	3,521
Depreciation, depletion, amortization, and accretion2	14,512	8,408	6,912
General and administrative expenses (Includes management fees to related party of $4.2 and $2.4 for the successor periods for the three months ended March 31, 2022 and for the period from February 2, 2021 to March 31, 2021, respectively; there were no management fees to related party for the predecessor period from January 1, 2021 to February 1, 2021.)	6,439	8,949	12,960
Exploration and other expense	─	─	4
Total operating costs and expenses	57,766	38,767	26,528
Income from operations	104,135	38,402	2,218
Other income (expense)
Net loss on commodity derivatives –realized	(41,610)	─	─
Net loss on commodity derivatives – unrealized	(13,666)	(28,884)	─
Change in fair value of warrant liability	50	(248)	─
Interest expense	(1,382)	(2,090)	(1,850)
Other income	─	─	8
Reorganization items, net	─	─	703,747
Net income before income taxes	47,527	7,180	704,123
Income tax (expense) benefit	(830)	(118)	─
Net income	46,697	7,062	704,123
Net loss attributable to noncontrolling interest	─	─	10,351
Net income attributable to controlling interest	$ 46,697	$ 7,062	$ 693,772
The accompanying notes are an integral part of these condensed consolidated financial statements.

BIGHORN PERMIAN RESOURCES, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' CAPITAL (UNAUDITED)
(In thousands)

	Members' Capital	Noncontrolling Interest	Total Members' Capital
Balance as of December 31, 2021 (Successor)	$ 583,365	$ ─	$ 583,365
Net income (loss)	46,697	─	46,697
Balance as of March 31, 2022 (Successor)	$ 630,062	$ ─	$ 630,062

	Members' Capital	Noncontrolling Interest	Total Members' Capital
Balance as of December 31, 2020 (Predecessor)	$ (785,938)	$ 79,481	$ (706,457)
Members' contributions	2,374	─	2,374
Distributions	(40)	─	(40)
Net income (loss)	693,772	10,351	704,123
Cancellation of Predecessor members’ capital	89,832	(89,832)	─
Issuance of Successor common units	498,591	─	498,591
Balance as of February 1, 2021 (Predecessor)	498,591	─	498,591

Balance as of February 2, 2021 (Successor)	498,591	─	498,591
Net income (loss)	7,062	─	7,062
Balance as of March 31, 2021 (Successor)	$ 505,653	$ ─	$ 505,653
The accompanying notes are an integral part of these condensed consolidated financial statements

BIGHORN PERMIAN RESOURCES, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	Successor		Predecessor
	Three Months Ended March 31, 2022	For the period from February 2, 2021 to March 31, 2021	For the period from January 1, 2021 to February 1, 2021

Cash flows from operating activities:
Net income	$ 46,697	$ 7,062	$ 704,123
Adjustments to reconcile net income to net cash flows provided by (used in) operating activities:
Depreciation, depletion, amortization, and accretion	14,512	8,408	6,912
Net loss on derivative contracts – unrealized	13,666	28,884	─
Change in fair value of warrant liability	(50)	248	─
Reorganization items, net	─	─	(723,468)
Other	─	─	5,871
Changes in operating assets and liabilities:
Accounts receivable − oil, natural gas and NGLs	646	(21,509)	(4,585)
Accounts receivable − joint operations and other, net	1,702	(1,429)	(4,343)
Accounts receivable − oil, natural gas and NGLs - related party	(73)	─	─
Other assets	(3,841)	(1,129)	325
Accounts payable and other liabilities	5,874	(12,718)	(42,340)
Accounts payable – related party	(1,509)	─	─
Other liabilities	(33)	─	─
Net cash flows provided by (used in) operating activities	77,591	7,817	(57,505)
Cash flows from investing activities:
Additions of oil and natural gas properties	─	─	(5)
Development of oil and natural gas properties	(1,589)	(368)	─
Proceeds from sale of other property and equipment	63	─	─
Change in amount due from related party, net	11,915	(9,139)	─

Net cash flows provided by (used in) investing activities	10,389	(9,507)	(5)
Cash flows from financing activities:
Long-term debt borrowings	─	─	38,100
Long-term debt repayments	(88,000)	(12,011)	─
Members’ contributions	─	─	2,334
Net cash flows (used in) provided by financing activities	(88,000)	(12,011)	40,434
Change in cash and cash equivalents	(20)	(13,701)	(17,076)
Cash and cash equivalents
Beginning of period	14,996	30,750	47,826
End of period	$ 14,976	$ 17,049	$ 30,750
The accompanying notes are an integral part of these condensed consolidated financial statements.

BIGHORN PERMIAN RESOURCES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
AS OF MARCH 31, 2022 (SUCCESSOR) AND DECEMBER 31, 2021 (SUCCESSOR); FOR THE THREE MONTHS ENDED MARCH 31, 2022 (SUCCESSOR); FOR THE PERIOD FROM FEBRUARY 2, 2021 TO MARCH 31, 2021 (SUCCESSOR); AND FOR THE PERIOD FROM JANUARY 1, 2021 TO FEBRUARY 1, 2021 (PREDECESSOR)
Note 1 – Description of Business and Summary of Significant Accounting Policies
Description of Business
Bighorn Permian Resources, LLC (“BPR”, the “Company”, the “Successor”, the “Parent”, “we”, “us”, and “our”), a Delaware limited liability company, and its subsidiary, Bighorn Asset Company, LLC were formed to own and operate oil and gas properties and other assets of the reorganized Sable Land Company, LLC, which was a subsidiary of Sable Permian Resources, LLC (and its affiliates) (“SPR”, or the “Predecessor”). As the context may require, the Successor refers to the period after February 1, 2021. References to historical activities of the Company prior to February 2, 2021, refer to activities of the Predecessor.
On June 25, 2020, SPR and its subsidiaries (together, the “Debtors”) filed for voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the Southern District of Texas (the “Bankruptcy Court”). The chapter 11 proceedings were jointly administered under the caption In re Sable Permian Resources, LLC, et al. (Case No. 20-33193) (the “Chapter 11 Cases”).
On December 1, 2020, the Debtors filed with the Bankruptcy Court the Joint Plan of Reorganization and Liquidation for Sable Permian Resources, LLC and its Affiliate Debtors, which was subsequently amended on December 14, 2020, December 15, 2020, and January 26, 2021 (as amended or supplemented, the “Plan”) and the related disclosure statement.
On January 29, 2021, the Bankruptcy Court entered an order approving the Debtors’ disclosure statement and confirming the Plan (the “Confirmation Order”) with respect to SPR pursuant to section 1129 of the Bankruptcy Code. On February 1, 2021 (the “Effective Date”), the Plan became effective in accordance with its terms and Sable Land Company, LLC emerged from the Chapter 11 Cases and was renamed as Bighorn Asset Company, LLC, retaining all the powers of a limited liability company under the applicable non-bankruptcy law. In accordance with the Plan, SPR and its remaining subsidiaries were wound down and dissolved in accordance with applicable law.
Upon emergence, the Company applied fresh start accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 852, Reorganizations. The application of fresh start accounting resulted in a new basis of accounting and the Company becoming a new entity for financial reporting purposes. Accordingly, our financial statements and notes after the Effective Date are not comparable to our financial statements and notes on and prior to that date. Refer to our annual consolidated financial statements for more information regarding the effects of the application of ASC 852 on the Effective Date.
On January 30, 2022, the Company entered into an agreement with Earthstone Energy Holdings, LLC and Earthstone Energy, Inc. (collectively, “Earthstone”) to sell the Company’s assets for an aggregate purchase price of approximately $860.0 million, consisting of $770.0 million in cash and approximately 6.8 million shares of Earthstone’s Class A common stock valued at $90.0 million based on a closing share price of $13.25 on January 28, 2021, subject to customary closing adjustments. The effective date of the transaction was January 1, 2022. The transaction was consummated on April 14, 2022. See Note 13 Subsequent Events.
Summary of Significant Accounting Policies
Significant Accounting Policies
The Company has not adopted any new accounting policies in these condensed consolidated financial statements.

Basis of Presentation
These unaudited condensed consolidated accompanying financial statements have been prepared in accordance with principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all disclosures required by GAAP for annual financial statements. The financial statements contain all normal recurring adjustments that are, in the opinion of management, necessary for a fair statement of the financial position and results of operations for the interim periods, on a basis consistent with the annual audited consolidated financial statements. The December 31, 2021 condensed consolidated balance sheet presented herein are derived from the December 31, 2021 audited consolidated financial statements. These interim financial statements should be read in conjunction with the annual audited consolidated financial statements and notes thereto. Results of operations for interim periods are not necessarily indicative of the results to be expected for the full years.
Principles of Consolidation
The condensed consolidated financial statements include the accounts of all of our wholly owned subsidiaries. All intercompany accounts and balances have been eliminated in consolidation.
Use of Estimates
The preparation of the Company’s condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of expenses during the reporting periods. Although management believes its estimates and assumptions are reasonable, changes in facts and circumstances or the discovery of new information may result in revised estimates, and actual results may differ from these estimates.
Note 2 – Recent Accounting Guidance
Recent Accounting Pronouncements, Not Yet Adopted
In February 2016, the FASB issued Accounting Standard Update (“ASU”) 2016-02, “Leases” (“Topic 842”), and subsequently issued other amendments to the initial guidance (collectively, “ASC 842”). ASC 842 amends various aspects of existing guidance for leases. The new guidance requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. The main difference between previous U.S. GAAP and the new standard is the recognition of lease assets and lease liabilities by lessees on the balance sheets for those leases classified as operating leases under previous U.S. GAAP. The new standard will also require new disclosures, including qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. The new guidance is effective for the Company for fiscal years beginning after December 15, 2021, and interim periods in fiscal years beginning one year later with early adoption permitted. The Company is currently evaluating the impact of adopting the new guidance on the financial statements.
In June 2016, the FASB issued ASU 2016-13, “Measurement of Credit Losses on Financial Instruments” (“Topic 326”), and subsequently issued other amendments to the initial guidance (collectively, “ASC 326”). ASC 326 represents a significant change in the Accounting for Credit Losses. The ASU introduced a new accounting model, the Current Expected Credit Losses model (“CECL”), which required earlier recognition of credit losses and additional disclosures related to credit risk. The CECL model utilizes a lifetime expected credit loss measurement objective for the recognition of credit losses for loans and other receivables at the time the financial asset is originated or acquired. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. This model replaced the multiple existing impairment models in prior U.S. GAAP, which generally required that a loss be incurred before it is recognized. The standard applies to financial assets arising from revenue transactions such as contract assets and accounts receivables. The new guidance is effective for fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of adopting the new guidance on the financial statements.
Note 3 – Property and Equipment

The Company reviews proved oil and natural gas properties for impairment on an annual basis or when events or circumstances indicate that the carrying value of those assets may not be recoverable. There was no impairment charge for the three months ended March 31, 2022, for the period from February 2, 2021 to March 31, 2021, and for the period from January 1, 2021 to February 1, 2021.
The following table summarizes the Company’s property and equipment for the periods presented:

Successor
(in thousands)	March 31, 2022	December 31, 2021
Oil and natural gas properties, successful efforts method:
Total oil and gas properties, net of accumulated impairments	$ 865,626	$ 864,612
Accumulated depreciation, depletion, and amortization	(67,072)	(52,950)
Oil and natural gas properties, net	$ 798,554	$ 811,662

Successor
(in thousands)	March 31, 2022	December 31, 2021
Other property and equipment	$ 757	$ 820
Less: accumulated depreciation	(54)	(44)
Other property and equipment, net	$ 703	$ 776
The depreciation, depletion, and amortization for the three months ended March 31, 2022, the period from February 2, 2021 to March 31, 2021, and for the period from January 1, 2021 to February 1, 2021 was $14.1 million, $8.2 million, and $6.8 million, respectively.
Note 4 – Asset Retirement Obligations
The Company recognizes its asset retirement obligations (“ARO”) related to the plugging, abandonment and remediation of oil and gas producing properties. The present value of the estimated asset retirement costs has been capitalized as part of the carrying amount of the related long-lived assets. The liability has been accreted to its present value as of March 31, 2022.
The following table summarizes the changes in the Company’s asset retirement obligations for the periods presented:

	Successor		Predecessor
(in thousands)	Three Months Ended March 31, 2022	For the period from February 2, 2021 to March 31, 2021	For the period from January 1, 2021 to February 1, 2021
Asset retirement obligations at beginning of period	$ 27,430	$ 26,136	$ 24,774
Wells plugged	(33)	─	─
Accretion	380	164	162
Asset retirement obligations at end of period	$ 27,777	$ 26,300	$ 24,936
Note 5 – Debt
BPR Revolving Credit Facility

The Successor Company’s subsidiary, Bighorn Asset Company, LLC (“Borrower”) entered into a Senior Secured Reserve-Based Credit Facility Agreement (the “BPR Revolving Credit Facility”) with an initial borrowing base of $315.0 million and maturity date of February 1, 2025. The BPR Revolving Credit Facility contains a mandatory prepayment feature whereby if the Company’s consolidated cash balance exceeds $15.0 million as of the first business day of each month, the amount in excess of $15.0 million shall be used to pay down the outstanding principal on the BPR Revolving Credit Facility. The BPR Revolving Credit Facility also has a feature such that, to the extent any paydown by the Borrower reduces the Aggregate Credit Exposure (as defined in the BPR Revolving Credit Facility) to below the Aggregate Maximum Credit Amount (as defined in the BPR Revolving Credit Facility) by more than $15.0 million, the Aggregate Maximum Credit Amount is permanently reduced by the lesser of (i) 50% of the excess between the Aggregate Maximum Credit Amount and the Aggregate Credit Exposure and (ii) 50% of the paydown amount. The BPR Revolving Credit Facility is secured by a first priority lien on substantially all of the Company’s assets. The administrative agent also has a perfected security interest in the issued and outstanding equity interests owned by the Parent of the Borrower. The BPR Revolving Credit Facility is secured on a pari passu basis with the International Swap Dealers Association Master Agreements (“ISDAs”) entered into separately with two counterparties, See Note 6 Derivatives. The borrowing base was subject to redeterminations on October 1, 2021, and semi-annually thereafter based on the oil and natural gas properties including the status of required title information, reserves, other indebtedness, the financial condition of the credit party, swap agreements then in effect and other relevant factors. Additionally, the borrowing base could be adjusted for certain asset dispositions, termination of swap agreements or issuance of certain additional debt. In October 2021 the borrowing base was redetermined to be $267.5 million.
Amounts borrowed under the BPR Revolving Credit Facility carried an interest rate, equal to either: (i) LIBOR plus 3%; or (ii) the greater of (1) the prime rate, as determined by JPMorgan Chase Bank, (2) the greater of (a) the federal funds effective rate and (b) the overnight bank funding rate, plus ½ of 1%, and (3) the adjusted LIBOR rate for a one-month interest period plus 1%, plus an additional variable amount of 2%. There was no variable amount of interest payable on outstanding borrowings, letter of credit fees, nor commitment fees associated with the BPR Revolving Credit Facility.
The BPR Revolving Credit Facility contained negative covenants, including, but not limited to covenants that limited the Company’s ability, as well as the ability of any future restricted subsidiaries to, among other things, incur additional debt, pay dividends on stock, make distributions of cash or property (except for tax distributions), change the nature of the business or operations, redeem stock or redeem or amend specified additional debt, make investments, loans, advances and acquisitions, create liens, enter into leases, sell assets, sell capital stock of subsidiaries, guarantee other indebtedness, enter into agreements that restrict dividends from subsidiaries, engage in any swap modification, enter into certain types of swap agreements, enter into take-or-pay or other prepayment arrangements, merge or consolidate and enter into transactions with affiliates. The BPR Revolving Credit Facility also contained certain affirmative covenants which, among other things, required periodic financial, operational, and reserve reporting. In addition, the BPR Revolving Credit Facility contained financial ratio requirements that required us to maintain a Consolidated Current Ratio (as defined in the BPR Revolving Credit Facility) as of the end of each fiscal quarter of no less than 1.0 to 1.0 and a Funded Net Debt Leverage Ratio (as defined in the BPR Revolving Credit Facility) of no more than 3.5 to 1.0, with cash netting not to exceed $15.0 million (with such calculation to be subject to a customary annualization mechanic for the first three fiscal quarters post-closing). As of March 31, 2022, the Company was in compliance with all covenants associated with the BPR Revolving Credit Facility.
As of March 31, 2022, the Company had $62.8 million of total outstanding long-term debt related to the BPR Revolving Credit Facility following $88.0 million of principal repayments during the three months ended March 31, 2022. For the three months ended March 31, 2022, for the period from February 2, 2021 to March 31, 2021, and for the period from January 1, 2021 to February 1, 2021, the Company incurred interest expense on the BPR Revolving Credit Facility of $1.4 million, $2.1 million, and $1.8 million, respectively.
Note 6 – Derivatives
The Company utilizes financial instruments to manage risks related to changes in commodity prices. As of March 31, 2022, the Company utilized financial instruments, particularly oil swaps and natural gas swaps to reduce the volatility of oil prices on a portion of the Company’s future expected oil and gas production.
The Company has elected not to designate any of its derivative contracts for hedge accounting. Accordingly, the Company records the net change in mark-to-market valuation of these derivative contracts in net gain (loss) on commodity derivatives – unrealized on the condensed consolidated statements of operations. Payments and receipts on settled derivative contracts are recorded in net gain (loss) on derivative contracts – realized. All derivative contracts are recorded at fair market value in accordance with ASC 815, Derivative and Hedging, and ASC 820, Fair Value Measurement, and included on the condensed consolidated balance sheets as commodity derivatives within the current liabilities and noncurrent liabilities sections.
In February 2022, the Company’s Board of Directors approved a series of derivative hedging transactions to offset the Company’s currently outstanding contracts and effectively cap the total risk management liabilities amounts due from April 2022 to September 2024 at $112.9 million. The contracts are scheduled to settle monthly in fixed amounts through September 2024. See Note 13 Subsequent Events for discussion over the Company’s termination of derivative contracts in April 2022.
The Company’s commodity derivative contracts outstanding in long positions as of March 31, 2022 are summarized below:

	Successor
Production Period	Notional Volumes	Wtd. Avg. Fixed Price
	March 31, 2022	March 31, 2022
Crude oil swaps (bbls):
2022	1,267,357	$ 80.96
2023	976,375	$ 75.49
2024	353,766	$ 76.51
Natural gas swaps (mmbtu):
2022	13,043,154	$ 4.44
2023	10,932,092	$ 4.13
2024	4,015,202	$ 4.10
Natural gas basis swaps (mmbtu):
2022	12,266,292	$ 0.23
The Company’s commodity derivative contracts outstanding in short positions as of March 31, 2022 are summarized below:

	Successor
Production Period	Notional Volumes	Wtd. Avg. Fixed Price
	March 31, 2022	March 31, 2022
Crude oil swaps (bbls):
2022	1,267,357	$ 49.94
2023	976,375	$ 48.97
2024	353,766	$ 51.59
Crude oil basis swaps (bbls):
2022	1,226,469	$ 0.57
2023	903,574	$ 0.50
2024	164,731	$ 0.40
Natural gas swaps (mmbtu):
2022	13,043,154	$ 2.73
2023	10,932,092	$ 2.59
2024	4,015,202	$ 2.61
Natural gas basis swaps (mmbtu):
2022	12,266,292	$ 0.74

The fair values of the Company’s commodity and interest rate derivative contracts as of March 31, 2022 and December 31, 2021 are as follows:

	Successor
	Commodity Derivatives
(in thousands)	March 31, 2022	December 31, 2021
Crude oil commodity contracts	$ (27,993)	$ (19,547)
Crude commodity contracts – related party	(45,467)	(43,959)
Natural gas commodity contracts	(13,760)	(11,140)
Natural gas commodity contracts – related party	(24,413)	(15,536)
NGL commodity contracts	─	(7,279)
NGL commodity contracts – related party	─	(507)
Recorded fair value	(111,633)	(97,968)
Balance Sheet classification
Commodity derivatives – current	$ (6,182)	$ (13,471)
Commodity derivatives – current – related party	(52,503)	(52,008)
Commodity derivatives – long-term	(35,571)	(24,496)
Commodity derivatives – long-term – related party	(17,377)	(7,993)
Total	$ (111,633)	$ (97,968)
The Company presents the fair value of its derivative contracts at the gross amounts in the balance sheets. The following table shows the potential effects of master netting arrangements on the fair value of the Company’s derivative contracts as of March 31, 2022 and December 31, 2021 in accordance with ASC 210-20:

Successor
Commodity Derivatives
(in thousands)	March 31, 2022	December 31, 2021
Gross amounts presented in the balance sheet	$ (111,633)	$ (97,968)
Amounts not offset in the balance sheet	─	─
Net amount	$ (111,633)	$ (97,968)
The Company enters into an ISDA with each counterparty prior to entering into a derivative contract with such counterparty. The ISDA is a standard contract that governs all derivative contracts entered into between the Company and the respective counterparty. The ISDA allows for offsetting amounts payable or receivable between the Company and the counterparty, at the election of both parties, for transactions that occur on the same date and in the same currency.
The following presents the impact of derivatives and their location within the condensed consolidated statements of operations:

Successor
(in thousands)	Three Months Ended March 31, 2022
Net loss on commodity derivatives – realized
Crude oil commodity contracts	$ (17,408)
Natural gas commodity contracts	(10,303)
NGL commodity contracts	(13,899)
Total	$ (41,610)

	Successor
(in thousands)	Three Months Ended March 31, 2022	For the period from February 2, 2021 to March 31, 2021
Net gain (loss) on commodity derivatives – unrealized
Crude oil commodity contracts	$ (9,954)	$ (24,661)
Natural gas commodity contracts	(11,498)	2,952
NGL commodity contracts	7,786	(7,175)
Total	$ (13,666)	$ (28,884)
There were no realized gains or losses on commodity derivatives for the period from February 2, 2021 to March 31, 2021 and for the period from January 1, 2021 to February 1, 2021. There were no unrealized gains or losses on commodity derivatives for the period from January 1, 2021 to February 1, 2021.
Note 7 – Fair Value Measurements
Assets and Liabilities Measured at Fair Value on a Recurring Basis
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The following table represents the fair value hierarchy table for the Company’s net assets and liabilities that are required to be measured at fair value on a recurring basis as of March 31, 2022 and December 31, 2021:

Successor
March 31, 2022
(in thousands)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Assets/Liabilities at Fair Value
Commodity derivatives – liabilities	$ ─	$ (111,633)	$ ─	$ (111,633)
Warrant liability	$ ─	$ ─	$ (30,512)	$ (30,512)

Successor
December 31, 2021
(in thousands)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Assets/Liabilities at Fair Value
Commodity derivatives – liabilities	$ ─	$ (97,968)	$ ─	$ (97,968)
Warrant liability	$ ─	$ ─	$ (30,562)	$ (30,562)
The fair value hierarchy has three levels based on the reliability of the inputs used to determine fair value. Level 1 refers to fair value determined based on quoted prices in active markets for identical assets or liabilities. Level 2 refers to fair values determined based on quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration. Level 3 refers to fair values determined based on the Company’s own assumptions used to measure assets and liabilities at fair value.
The fair value of the Company’s derivatives is based on inputs using market prices obtained from independent brokers or determined using quantitative models that use as their basis readily observable market parameters that are actively quoted or validated through external sources, including third-party pricing services, brokers and market transactions, representing Level 2 fair value measurements. The Company values these derivatives based on observable market data for similar instruments. This observable data includes the forward curve for commodity prices based on quoted market prices and prospective volatility factors related to changes in the forward curves. Estimates of fair value have been determined at discrete points in time based on relevant market data. These estimates involve uncertainty and cannot be determined with precision.
The fair value of the warrant liability is measured using the Company’s own assumptions and unobservable inputs. Therefore, the Company has categorized the warrant liability as Level 3. The warrant liability was initially measured at fair value on the Effective Date and subsequently marked to market each reporting period. The significant assumptions used in the Black-Scholes option-pricing model for valuing the warrant liability as of December 31, 2021 include (i) stock price of $49.9, (ii) strike price of $31.5, (iii) risk free interest rate of 0.7%, (iv) volatility of 75.0%, (v) annual dividend rate of $0.0, and (vi) expected term of 2.1 years.
The significant assumptions used in the Black-Scholes option-pricing model for valuing the warrant liability as of March 31, 2022 include (i) stock price of $54.1, (ii) strike price of $31.5, (iii) risk free interest rate of 2.16%, (iv) volatility of 55.0%, (v) annual dividend rate of $0.0, and (vi) expected term of 1.8 years.

There were no transfers of assets and liabilities measured at fair value into or out of Level 3 for the three months ended March 31, 2022, for the period from February 2, 2021 to March 31, 2021, and for the period from January 1, 2021 to February 1, 2021.
Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis
Nonfinancial assets and liabilities measured at fair value on a nonrecurring basis include the initial recognition of ARO, for which fair value is used. ARO estimates are derived from historical costs as well as our expectation of future cost environments. As there is no corroborating market activity to support the assumptions used, we have designated these measurements as Level 3. A reconciliation of the beginning and ending balances of ARO is presented in Note 4 Asset Retirement Obligations.
Fair Value of Financial Instruments
The carrying value of the BPR Revolving Credit Facility approximates fair value because the credit facility’s variable interest rate resets frequently and approximates current market rates available to the Company. The carrying values of all classes of cash and cash equivalents, accounts receivable, and accounts payable are representative of their respective fair values due to the short-term maturities of those instruments.
Note 8 – Related Party Transactions
Successor – Management Fee
Pursuant to the Management Services Agreement (the “MSA”), FDL SMB was engaged to manage the day-to-day operations of the business activities of the Company, including allocating to the Company and other interest holders the production and sale of oil, natural gas, and NGLs, collection and disbursement of revenues, and operating expenses in the respective oil and natural gas properties, and the payment of all capital costs associated with the ongoing operations of the oil and natural gas assets. Cash amounts related to the various collections and disbursements on behalf of the Company are being settled monthly between the Company and FDL SMB. As of March 31, 2022 and December 31, 2021, the Company had a net related party receivable due from FDL SMB totaling $21.5 million and $31.8 million, respectively.
Under the MSA, FDL SMB is compensated for the services it provides as follows; the Company will pay a quarterly fee to FDL SMB (the “Management Fee”), reimburse FDL SMB for all documented “out-of-pocket expenses” as defined in the MSA, and will also provide incentive-based compensation (the “Management Incentive Program”). For the three months ended March 31, 2022, FDL SMB earned management fees totaling $4.2 million, of which $0.5 million relates to the true up of the 2021 bonus accrual. For the period from February 2, 2021 to March 31, 2021, FDL SMB earned management fees totaling $2.4 million.
Successor – Debt
On February 1, 2021, the Company entered into the BPR Revolving Credit Facility and certain derivative arrangements with the majority capital holder of the Company to support the capital requirements and risk management activities of the Company. The debt and derivative arrangements were entered into in the ordinary course of the business and the terms and conditions of which are consistent to transactions with unaffiliated entities. Related party derivatives are separately presented in the condensed consolidated balance sheets as of March 31, 2022 and December 31, 2021. See Note 6 Derivatives.
Predecessor – Sales and Purchases
In the normal course of business, we marketed a portion of oil sales to Plains Marketing LP, a subsidiary of Plains All American Pipeline, LP. Sales of the oil to Plains Marketing LP totaled approximately $3.4 million during the period from January 1, 2021 to February 1, 2021, which was included in Oil, natural gas, and NGL sales – related party in the accompanying condensed consolidated statements of operations.

Note 9 – Supplemental Cash Flow Information
The following table summarizes cash payments for interest as well as non-cash activities:

	Successor		Predecessor
(in thousands)	Three Months Ended March 31, 2022	For the period from February 2, 2021 to March 31, 2021	For the period from January 1, 2021 to February 1, 2021
Paid interest	$ 1,498	$ 1,000	$ 5,219
Accrued capital expenditures	$ (575)	$ 1,025	$ ─
Note 10 – Revenue from Contracts with Customers
The following table disaggregates revenue as reported in our statements of operations by significant product type:

	Successor		Predecessor
(in thousands)	Three Months Ended March 31, 2022	For the period from February 2, 2021 to March 31, 2021	For the period from January 1, 2021 to February 1, 2021
Oil sales	$ 74,623	$ 29,927	$ 14,043
Natural gas sales	37,428	31,697	5,933
NGL sales	49,850	15,545	8,770
Total revenues	$ 161,901	$ 77,169	$ 28,746
Note 11 – Income Taxes
Our operations are located in Texas and are subject to entity-level tax, the Texas franchise tax, at a statutory rate of up to 0.75% of income. The Predecessor holds an interest in three subsidiary C-Corporations. One of these corporations, SPRH Finance Corporation ("SPRH Finance Corp"), owns a minor interest in our subsidiary, SPR Finance. As such these corporations are subject to federal income tax, however; these corporations have no material effect on the Company's determination of income tax expense or income taxes payable. The Successor does not hold interests in any C-Corporations and is treated as a partnership for federal income tax purposes with each member separately taxed on its respective share of the Company’s income. For the three months ended March 31, 2022 and for the period from February 2, 2021 to March 31, 2020, we recorded a $0.8 million income tax expense and a $0.1 million income tax expense, respectively. There was no income tax expense for the period from January 1, 2021 to February 1, 2021.
As of March 31, 2022 and December 31, 2021, the income tax positions related to the Texas franchise tax were assessed and it was determined there were no uncertain tax positions. For the three months ended March 31, 2022, for the period from February 2, 2021 to March 31, 2021, and for the period from January 1, 2021 to February 1, 2021, our effective tax rate was less than 1%.

Note 12 – Commitments and Contingencies
Operating Leases and Other Contractual Obligations
Our operating leases relate primarily to obligations associated with our leased truck fleet. Future non-cancellable commitments related to our operating leases totaled $1.3 million as of March 31, 2022.
Other Commitments
We are periodically subject to lawsuits, investigations, and disputes including, matters relating to commercial transactions, environmental, and health and safety matters. A liability is recognized for any contingency that is probable of occurrence and reasonably estimable. The likelihood of adverse judgments or outcomes in these matters is periodically assessed, as well as potential ranges of possible losses (taking into consideration any insurance recoveries), based on an analysis of each matter with the assistance of legal counsel and other experts, as considered appropriate. There are no loss contingencies which require recognition or disclosure in the condensed consolidated financial statements.
Note 13 – Subsequent Events
The Company has evaluated subsequent events through June 8, 2022, the date of which these condensed consolidated financial statements were available for issuance.
On April 14, 2022, the transaction with Earthstone was consummated. The cash consideration of $770 million was reduced by approximately $131 million to $639 million. The equity consideration was also reduced from approximately 6.8 million shares of Earthstone’s Class A common stock by 1.2 million shares to 5.7 million shares, both based on customary, preliminary purchase price adjustments.
On April 14, 2022, Earthstone (the “Buyer”) deposited 510,638 shares of Class A Common Stock (the “Stock Holdback”) and $7.75 million of cash (the “Cash Holdback”) into an escrow account, collectively (the “Closing Step-Up Holdback”). The Closing Step-Up Holdback was in addition to the $50.0 million deposit (together, the “Holdback”) that was paid into the escrow account in January 2022 when the purchase-sale agreement was signed. Six months following the closing date, the Company (the “Seller”) is entitled to receive up to 50% of the Holdback subject to reduction for claims made by the Buyer in good faith. Twelve months following the closing date, the Seller is entitled to receive the remainder of the Holdback subject to reduction for claims made by the Buyer in good faith.
In April 2022, the Company voluntarily terminated all of its open derivative contracts which resulted in a net cash settlement of $109.7 million paid to counterparties, of which $68.7 million was to a related party.
On April 14, 2022, the Company paid down the remaining principal balance of $62.8 million on the RBL Credit Facility, plus $0.3 million of accrued interest, and terminated the RBL Credit Facility.